EXHIBIT 99.2

GROVE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial information is based on the historical financial statements of Grove, Inc. (the “Company”) and VitaMedica Corporation (“VitaMedica”), after giving effect to the Company’s acquisition of the assets of VitaMedica. The notes to the unaudited pro forma financial information describe the reclassifications and adjustments to the financial information presented.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021, and statements of operations for the year ended June 30, 2021, are presented as if the acquisition of VitaMedica had occurred on July 1, 2020 and were carried forward through each of the periods presented.

The allocation of the purchase price used in the unaudited pro forma condensed combined financial information is based upon the respective fair values of the assets and liabilities of VitaMedica as of the date on which the VitaMedica Stock Purchase agreement was signed.

The unaudited pro forma condensed combined financial information is not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that the Company would have reported had the VitaMedica acquisition been completed as of the dates presented and should not be taken as a representation of the Company’s future consolidated results of operation or financial position.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of the Company included in the annual report on form 10-K for the year ended June 30, 2021. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

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GROVE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2021

(UNAUDITED)

		VitaMedica	PROFORMA
	Grove, Inc.	Corporation	ADJUSTMENTS			PROFORMA
ASSETS
Current assets
Cash	$14,534,211	$125,840	$(125,840 (2,000,000	) )	(1) (2)	$12,534,211
Accounts receivable, net	1,277,662	52,433				1,330,095
Inventories	2,094,952	673,321				2,768,273
Prepaid expenses and other receivables	386,258	159,332				545,590
Total current assets	18,293,083	1,010,926				17,178,169

Property and equipment, net	2,832,400	30,354				2,862,754
Intangible assets, net	1,845,166	-	1,606,866		(3)	3,452,032
Goodwill	2,413,813	-	1,271,780		(4)	3,685,593
Deferred tax asset	1,403,591	-				1,403,591
Other assets	49,068	-				49,068
Right-of-use asset	417,443	116,275				533,718
Total other assets	8,961,481	146,629				11,986,756

Total assets	$27,254,564	$1,157,555				$29,164,925

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$1,604,723	$183,121				$1,787,844
Accrued compensation	1,020,936	46,553				1,067,489
Deferred revenue	485,973	-				485,973
Accrued liabilities	296,021	13,229				309,250
Acquisition payable	1,764,876	-	69,183		(5)	1,834,059
Current portion of notes payable	447,100	-	500,000		(6)	947,100
Convertible notes payable	-	-	500,000		(7)	500,000
Current portion of operating lease payable	199,532	44,955				244,487
Total current liabilities	5,819,161	287,858				7,176,202

Operating lease payable, net of current portion	217,430	71,320				288,750
Total long-term liabilities	217,430	71,320				288,750

Commitments and contingencies	-	-				-

Stockholders' equity
Preferred stock	500	-				500
Common stock			(1,000)		(8)
	15,262	1,000	100		(9)	15,362
Additional paid in capital	25,372,247		481,900		(9)	25,854,147
(Accumulated deficit) retained earnings	(4,170,036)	797,377	(797,377)		(8)	(4,170,036)
Total stockholders' equity	21,217,973	798,377				21,699,973

Total liabilities and stockholders' equity	$27,254,564	$1,157,555				$29,164,925

Adjustments to the Pro Forma Condensed Combined Balance Sheet

(1)	Represents the elimination of cash from the balance sheet as per asset purchase agreement
(2)	Represents that $2,000,000 in cash paid to the owners of VitaMedica Corporation
(3)	Represents the management estimated intangible asset as of closing date, to be verified post acquisition with full purchase price allocation
(4)	Represents the management estimated goodwill as of closing date, to be verified post acquisition with full purchase price allocation
(5)	Represents the estimated working capital surplus to be paid to the owners of VitaMedica Corporation
(6)	Represents the Promissory Note delivered to the owners of VitaMedica Corporation at closing
(7)	Represents the Convertible Note delivered to the owners of VitaMedica Corporation at closing
(8)	Elimination of VitaMedica's capital stock and retained earnings as part of purchase accounting
(9)	Represents that 100,000 shares of Grove, Inc. common stock issued at closing and valued at the market price of $4.82 per common share

See notes to unaudited pro forma condensed combined financial information

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GROVE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED JUNE 30, 2021

(UNAUDITED)

		VITAMEDICA	PROFORMA
	GROVE, INC.	CORPORATION	ADJUSTMENTS		PROFORMA
Revenue
Product revenue	$24,095,025	$4,109,443			$28,204,468

Product costs	12,196,123	1,117,547			13,313,670

Gross profit	11,898,902	2,991,896			14,890,798

Operating expenses
Sales and marketing	2,388,211	1,456,280			3,844,491
General and administrative expenses	8,083,954	1,287,544	413,000	(a)	9,784,498
	10,472,165	2,743,824			13,628,989

Income from operations	1,426,737	248,072			1,261,809

Other expense (income), net
Interest expense (income), net	530,449	6,751			537,200
Gain on sale of assets	(8,708)	-			(8,708)
Gain on SBA PPP loan extinguishment	(403,277)	(138,726)			(542,003)
Settlement of cancelled lease	(387,860)	-			(387,860)

Other expense (income), net	(269,396)	(131,975)			(401,371)

Income before income tax	1,696,133	380,047			1,663,180

Income tax benefit	1,282,815	-			1,282,815

Net income (loss)	2,978,948	380,047			2,945,995
Deemed dividend related to the issuance of Series A Preferred Stock	(50,000)	-			(50,000)
Net income (loss) attributable to Grove, Inc.	$2,928,948	$380,047			$2,895,995

Basic income per share	$0.25	$0.05			$0.24

Diluted income per share	$0.21	$0.05			$0.20

Weighted average shares outstanding	11,930,378	7,500,000	100,000	(b)	12,030,378

Fully diluted weighted average shares outstanding	14,257,934	7,500,000	200,000	(c)	14,457,934

(a)	Represents estimated amortization of intangible assets
(b)	Represents additional shares issued related to the acquisition.
(c)	Represents additional shares issued related to acquisition and convertible note

See notes to unaudited pro forma condensed combined financial information.

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GROVE, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined balance sheet as of June 30, 2021, and the unaudited pro forma statements of operations for the year ended June 30, 2021, are based on the historical financial statements of the Company and VitaMedica after giving effect to the Company’s acquisition of VitaMedica and reclassification and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The Company accounts for its business combinations using the acquisition method of accounting. The cost of an acquisition is measured as the aggregate of the acquisition date fair values of the assets transferred and liabilities assumed by the Company to the seller’s cash consideration and equity instruments issued. Transaction costs directly attributable to the acquisition are expensed as incurred. The excess of (i) the total costs of acquisition over (ii) the fair value of the identifiable net assets of the acquiree is recorded as identifiable intangible assets and goodwill.

The fair values assigned to VitaMedica’s assets acquired and liabilities assumed are based on management’s estimates and assumptions. The estimated fair values of these assets acquired, and liabilities assumed are considered preliminary and are based on the information that was available as of the date of acquisition. The Company believes that the information provides a reasonable basis for estimating the fair values of assets acquired and liabilities assumed, but is waiting for additional information, primarily related to estimated values of current and non-current income taxes payable and deferred taxes, which are subject to change, pending the finalization of certain tax returns. The Company expects to finalize the valuation of the assets and liabilities as soon as practicable, but not later than one year from the acquisition date.

The unaudited pro forma condensed combined financial information is not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that the Company would have reported had the VitaMedica acquisition been completed as of the dates presented and should not be taken as a representation of the Company’s future consolidated results of operation or financial position.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of the Company included in the annual report on Form 10-K for the year ended June 30, 2021. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

Accounting Periods Presented

The unaudited pro forma condensed combined balance sheet as of June 30, 2021, and the statements of operations for the year ended June 30, 2021, are presented as if the acquisition of VitaMedica had occurred on July 1, 2020 and were carried forward through each of the periods presented.

Reclassifications

The Company reclassified certain accounts in the presentation of VitaMedica’s historical financial statements to conform to the Company’s presentation.

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2. ACQUISITION OF VITAMEDICA

On August 4, 2021, Grove Inc., a Nevada corporation (the “Company” or “Grove”) entered into an Asset Purchase Agreement (the “Agreement”) with Grove Acquisition Subsidiary, Inc., a Nevada corporation and wholly-owned subsidiary of the Company (the “Buyer” and, together with the Company, the “Buying Parties”), VitaMedica Corporation, a California corporation (the “Seller”), David Rahm and Yvette La-Garde (each a “Seller Stockholder” and, together with the Seller, collectively, the “Selling Parties”). The Seller is a leading online seller of supplements for surgery, recovery, skin, beauty, health, and wellness.

Pursuant to the terms and conditions of the Agreement, the Buyer agreed to purchase substantially all of the assets of the Seller (the “Transaction”). The purchase price for the sale consists of 100,000 shares of Grove’s common stock, par value $0.001 per share, a non-negotiable promissory note from Grove in favor of the Seller in the original principal amount of $500,000, a non-negotiable convertible promissory note from Grove in favor of the Seller in the original principal amount of $500,000, convertible at the Seller’s option into Grove Common stock at $5.00 per share for a total of 100,000 shares of Grove Common Stock and a cash payment of $2,000,000.

Additionally, if the revenues of the Seller’s business during the period commencing on the day of closing and ending on the first anniversary of the closing are less than $2,500,000, then the purchase price shall be reduced as calculated in accordance with a formula set forth in the Agreement. Additionally, the purchase price will be adjusted (positively or negatively) based upon the differences in the book value of the Closing Working Capital (as defined in the Agreement) as compared to a “Benchmark Working Capital” of $573,000.

The assets acquired primarily consist of accounts receivable, inventory, prepaid expenses, fixed assets, and other current assets.

Under the purchase method of accounting, the goodwill and intangible assets of the transaction were valued for accounting purposes at an estimated $2,878,646, which was the estimated fair value of the consideration paid by the Company of $3,482,000, after it was determined post-closing net assets acquired of approximately $603,354. The estimate was based on the consideration paid of 100,000 shares of common stock valued at $482,000 based on the closing price on August 4, 2021, of $4.82 per share, cash of 2,000,000, $500,000 note payable and $500,000 convertible note payable based on terms of the agreement and the net assets received. The net assets received excluded $125,840 of cash on June 30, 2021, and an additional acquisition liability of $69,183 based on the net working capital received being higher than the required $573,000.

The assets and liabilities of VitaMedica will be recorded at their respective fair values as of the closing date of the Agreement, and the following table summarizes these values based on the estimated balance sheet on August 1, 2021.

The assets and liabilities of VitaMedica are recorded at their respective fair values as of the closing date of the Agreement, and the following table summarizes these values based on the balance sheet on August 1, 2021, the effective closing date.

Tangible Assets	$1,031,715
Intangible Assets	1,606,866
Goodwill	1,271,780
Liabilities Acquired	(428,361)
Total Purchase Price	$3,482,000

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The acquisition of VitaMedica provided the Company with expanded expertise in the health and wellness industry, expanded the branded product offerings of the Company, additional geographical distribution points and expected improved gross margin and profitability through synergies recognized with the consolidation of the two companies’ administrative functions and product distribution. These are the factors of the goodwill recognized in the acquisition.

3. PRO FORMA ADJUSTMENTS

(1)	Represents the elimination of cash from the balance sheet as per asset purchase agreement
(2)	Represents that $2,000,000 in cash paid to the owners of VitaMedica Corporation
(3)	Represents the management estimated intangible asset as of closing date, to be verified post acquisition with full purchase price allocation
(4)	Represents the management estimated goodwill as of closing date, to be verified post acquisition with full purchase price allocation
(5)	Represents the estimated working capital surplus to be paid to the owners of VitaMedica Corporation
(6)	Represents the Promissory Note delivered to the owners of VitaMedica Corporation at closing
(7)	Represents the Convertible Note delivered to the owners of VitaMedica Corporation at closing
(8)	Elimination of VitaMedica's capital stock and retained earnings as part of purchase accounting
(9)	Represents that 100,000 shares of Grove, Inc. common stock issued at closing and valued at the market price of $4.82 per common share
(a)	Represents estimated amortization of intangible assets
(b)	Represents additional shares issued related to the acquisition.
(c)	Represents additional shares issued related to acquisition and convertible note

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